SUPPLEMENT
                                       TO
                            PEASE OIL AND GAS COMPANY
                                   PROSPECTUS
                                      DATED
                               FEBRUARY 10, 1997


     The list of Selling Securityholders identified in the Prospectus is modified to provide, in part, that the following may sell shares of Common
Stock:


                                                          Shares Owned             Shares              Shares Owned
                                                            Prior to                Being                  After
Name                                                        Offering                Sold                 Offering
----                                                      ------------             -------             ------------

Browning Oil Company, Inc.(1) ............................   126,000                126,000               - 0 -
Potosky Oil and Gas, Inc.(1) .............................    47,250                 47,250               - 0 -
----------------

(1) The list of Selling Securityholders in the Prospectus dated February 10, 1997 inadvertently listed Potosky Oil and Gas, Inc. as selling 126,000 shares and Browning Oil Company, Inc. as selling 47,250 shares.
















                  The date of this Supplement is August 6, 1997